Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 12, 2024 with respect to the consolidated financial statements of Semidux (Cayman) Holding Limited as of and for the fiscal years ended March 31, 2024 in this Registration Statement on Form F-1/A and the related Prospectus of Semidux (Cayman) Holding Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer, LLC

Sugar Land, Texas

December 30, 2025